Exhibit 10.1

Cloud Ridge Technology Limited

Account Address : Level 27, Wing On Centre, 111 Connaught Road Central, Sheung Wan, Hong Kong E:salesCRTL@gmail.com

PURCHASE ORDER

Purchaser: Sustainable Available Innovative Limited	C/S No: CRTL-CKH-2023-012

Address: Sea Meadow House, P.O. Box 116,Road Town, Tortola, British Virgin Islands	Date: 02/02/2023

Ship to: Client pick up at China warehouse

The undersigned Sellers and Buyers have agreed to enclose the followed transactions according to the term and conditions stipulated below:

DESCRIPTIONS	QUANTITY	UNIT PRICE	AMOUNT
M30s++ 104TH /Server M30s++ 104TH	420 Sets	EXW China $ 1,508.00	USDT	633,360.00

Parameters of the Server: Hash Rate: 104TH ±5%, Power Efficiency 31W/T±5%

Amount: SAY USDT SIX HUNDRED AND THIRTY-THREE THOUSAND, THREE HUNDRED AND SIXTY ONLY

1. Delivery Date：Within 5-7 days once received full amount payment.

2. Loading Port&Destination:	China/China

3. Payment Terms：

1). 100% full amount before delivery.

2). Prior to each payment date, the Seller will send a Payment Notice by E-mail or similar ways, and the Buyer shall make payment in accordance with the account information in the Notice. The Payment Notice includes but is not limited to payment date, bank information, account information, currency, etc. If payment is required in a currency other than US dollars, the both parties agree that the anchor exchange rate shall be converted into such currency according to the selling rate of spot exchange at 10:00 Hong Kong time on the day when the payment is made by the buyer.

4. Arbitration：Hong Kong International Arbitration Centre (HKIAC)

5. Warranty Period：1 year from the date of shipment,Original warranty

6. Delivery Terms：EXW

7. The risk of title, loss or damage to the goods shall pass to the Buyer upon delivery from the warehouse. Seller shall not be liable for any loss, damage, penalty or expense after delivery.

Seller：	/s/ Alan Li	Buyer：	/s/ Arthur Lee
Cloud Ridge Technology Limited		Sustainable Available Innovative Limited